                                                                    EXHIBIT 4.1

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
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
         NUMBER                                      HANOVER CAPITAL                                             SHARES
    ----------------                              MORTGAGE HOLDINGS, INC.                                   ----------------

    ----------------                   INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND                 ----------------
     COMMON STOCK                 THIS CERTIFICATE IS TRANSFERABLE IN BOSTON, MA OR NEW YORK, NY              COMMON STOCK


             -------------------------------------------------------------------------------------------------------
             This Certifies that                                                          CUSIP 410761 10 0
                                                                                 SEE REVERSE FOR CERTAIN DEFINITIONS






             is the owner of
             -------------------------------------------------------------------------------------------------------
                    FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

             HANOVER CAPITAL MORTGAGE HOLDINGS, INC. (the "Corporation") transferable upon the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares represented hereby are issued and held subject to the laws of the State of Maryland and to the provisions of the
             Articles of Incorporation and By-Laws of the Corporation, each as now in effect or hereafter amended. This Certificate is not valid unless countersigned and registered by Transfer Agent and Registrar.

          [HANOVER   IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the fascimile signatures of
            SEAL]    this duly authorized officers and sealed with the fascimile seal of the Corporation.

                     Dated:                                 AUTHORIZED SIGNATURE

                                       /s/ ineligible                         /s/ ineligible
                                       ------------------------               ---------------------------------------------
                                              SECRETARY                                    CHAIRMAN, PRESIDENT
                                                                                       AND CHIEF EXECUTIVE OFFICER

                                                                              ----------------------------------------------
             COUNTERSIGNED AND REGISTERED:                                    AMERICAN BANK NOTE COMPANY     SEPT 5, 1997 fm
                   STATE STREET BANK AND TRUST COMPANY                        3504 ATLANTIC AVENUE
                              (BOSTON)                                        SUITE 12
                          TRANSFER AGENT AND REGISTRAR                        LONG BEACH, CA 90807             052425fc-C
                                                                              (562) 989-2333
             BY                                                               (FAX) (562) 426-7450         Proof _____ REV 2
                                                                              ----------------------------------------------


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
                   HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

   THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS AND SERIES OF STOCK. THE CORPORATION WILL FURNISH TO THE HOLDER UPON WRITTEN REQUEST WITHOUT CHARGE A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

   The shares of ______ Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Charter of the Corporation, no Person may (1) Beneficially Own or Constructively Own shares of Capital Stock in excess of 9.5% of the value of the outstanding Capital Stock of the Corporation; or (2) Beneficially Own Capital Stock that would result in the Corporation's being "closely held" under
Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Capital Stock in excess of the above limitations must immediately notify the Corporation in writing at least 15 days prior to such proposed or attempted transfer. All capitalized terms in this legend have the meanings defined in the Corporation's Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the shares of Capital Stock represented hereby will be automatically designated and treated as shares of Excess Stock which may be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.

   The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT-______Custodian_______
TEN ENT - as tenants by the entirety                     (Cust)         (Minor)
JT TEN  - as joint tenants with right                    under Uniform
          of survivorship and not as                     Gifts to Minors
          tenants in common                              Act___________________
COM PROP- as community property                                 (State)


     Additional abbreviations may also used though not in the above list.

For value received, ____________________________ hereby sell(s), assign(s), and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
______________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE,
                                 OF ASSIGNEE)

_______________________________________________________________________________

________________________________________________________________________ shares of the common stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint

______________________________________________________________________ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated,____________           __________________________________________________
                             NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
                             CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE
                             OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT
                             ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.


SIGNATURE(S) GUARANTEED: ______________________________________________________
                         THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.





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AMERICAN BANK NOTE COMPANY     SEPT 5, 1997 fm
3504 ATLANTIC AVENUE
SUITE 12
LONG BEACH, CA 90807             052425bk-C
(562) 989-2333
(FAX) (562) 426-7450         Proof _____ REV 2
----------------------------------------------